Exhibit 32.2
Certification By
J. Michael Mayer, Chief Financial Officer
of Complete Production Services, Inc.
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
I, J. Michael Mayer, Chief Financial Officer of Complete Production Services, Inc. (the “Company”), hereby certify that the accompanying quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Report”).
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2008	By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer